EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Soellingen Advisory Group, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2013, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, David Haig, Principal Executive Officer and Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
Such Quarterly Report on Form 10-Q for the period ended September 30, 2013, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)
the information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2013 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Soellingen Advisory Group, Inc.

Date: November 12, 2013	By:	/s/ David Haig
David Haig
Principal Executive Officer
Principal Financial Officer